                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Duramed Pharmaceuticals, Inc., for the registration of 89,369 shares of its common stock.

We also consent to the incorporation by reference therein of our report dated March 27, 1997, with respect to the consolidated financial statements and schedule of Duramed Pharmaceuticals, Inc., for the years ended December 31, 1996, 1995 and 1994, included in the Annual Report, as amended (Form 10-K/A) for 1996 filed with the Securities and Exchange Commission.

                                                            ERNST & YOUNG LLP



Cincinnati, Ohio
May 22, 1997